SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2020

CLEARSIGN TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock	CLIR	The Nasdaq Stock Market LLC

Item 7.01	Regulation FD Disclosure.

The attached updated investor slide presentation contains information that the members of the management of ClearSign Technologies Corporation (the “Company”) will use from time-to-time during meetings with investors, analysts, and other interested parties to assist their understanding of the Company. The Company frequently provides relevant information to its investors and other interested parties by posting to its corporate website. This presentation is also available under the Investors/Company Information link in the Company’s website at http://www.clearsign.com.

The investor slide presentation is furnished under this Item 7.01 and shall not be deemed filed with the U.S. Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the investor slide presentation shall not be incorporated by reference into any filing the Company makes regardless of general incorporation language in the filing, unless expressly incorporated by reference in such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Investor Slide Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2020

CLEARSIGN TECHNOLOGIES CORPORATION

By:	/s/ Brian G. Fike
Brian G. Fike Chief Financial Officer